UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On July 9, 2007, CKX, Inc., a Delaware corporation (“CKX” or the “Company”), announced that its affiliate, FX Luxury Realty LLC, a Delaware limited liability company engaged in the ownership and development of real estate-based projects (“FXLR”), acquired the 50 percent it did not own of the Park Central property, a 17.7 acre lot located on Las Vegas Boulevard in Las Vegas, Nevada. As a result of this purchase, FXLR now owns 100 percent of the Park Central property. The total consideration paid by FXLR for the remaining 50 percent interest in the Park Central property was $180 million, which was paid in cash from borrowings and cash on hand. FXLR has previously announced its plans to pursue a retail, hotel, casino, commercial and residential development project on the Park Central property.
On June 1, 2007, CKX acquired 50 percent of FXLR for cash consideration of $100 million. CKX subsequently declared and transferred into trust for its stockholders a dividend consisting of 25 percent of the common equity interests, on a fully diluted basis, in the business of FXLR (the “FXLR Shares”). The transfer of the FXLR Shares to the trusts was irrevocable and neither CKX nor its creditors have any control over or continuing interest in such shares. The agreements governing the trusts provide that the FXLR Shares will be distributed to CKX stockholders of record on the record date, which will be 10 days following the date on which a registration statement with respect to the shares is declared effective by the Securities and Exchange Commission. CKX stockholders are expected to receive the FXLR Shares approximately 10 days following the record date.
The distribution of the FXLR Shares to CKX’s stockholders is intended to give CKX stockholders a continuing interest in the exploitation of CKX’s Elvis Presley and Muhammad Ali assets, notwithstanding the proposed sale of the Company, through FXLR’s proposed development of Elvis Presley- and Muhammad Ali-themed real estate projects under license agreements entered into between FXLR and CKX’s subsidiaries, Elvis Presley Enterprises and Muhammad Ali Enterprises.
Flag Luxury Properties LLC, a real estate development company and an affiliate of Mr. Sillerman, owns the other 50 percent of FXLR and is currently the managing member of FXLR. CKX has the option to become the managing member of FXLR and intends to exercise its option to become the managing member of FXLR.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.
By:	/s/ Howard J. Tytel
Name:	Howard J. Tytel
Title:	Senior Executive Vice President

DATE: July 9, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 9, 2007.